IMPOUND OF FUNDS AGREEMENT

      This Agreement, dated ______________, 2001, by and between SONICSAVE.COM CORP., a Massachusetts corporation (hereinafter referred to as "Issuer") and CITIZEN BANK (hereinafter referred to as the "Depository"). The Depository is located at 28 State Street, Boston, MA 02109. The issuer warrants that it has applied for authority from the Administrators of Securities of the States listed on Schedule A hereto to sell certain securities pursuant to the Issuer's Registration Statement on Form SB-2 (SEC File No. 333-46592) and the Issuer intends that, if it is unable to sell securities in the minimum sum of $1,500,000 by the _______ day of ______________, 2001 (the "Closing Date"), then the offering shall be terminated and the proceeds paid in by each of the subscribers shall be returned to them pursuant to this Agreement.

      The Depository is willing to act as the depository hereunder.

      In consideration of the mutual covenants and of other good and valuable consideration, the parties agree as follows:

      1. The Issuer shall deposit all monies received from the sale of securities in a special impound account in the depository to be designated the "SonicSave Impound Account" (the "Impound Account"). The Issuer and its agents shall cause all checks received by it for the payment of securities to be made payable to the Depository Impound Account. The Issuer agrees to include with the deposits made in the Impound Account a copy of each subscription agreement which shall include the name, address and social security or other tax identification number of each Subscriber and the date and amount of each subscription. All funds so deposited shall be held in escrow by the Depository, and shall not be subject to judgment or creditors claims against the Issuer unless and until released to said Issuer in accordance with this Agreement.

      2. Unless the Administrator directs to the contrary, the funds deposited in the Impound Account may be invested as directed by the Issuer in bank certificates of deposit, United States government obligations or placed in an interest bearing savings account.

      3. Deposits in the form of checks that fail to clear the bank upon which they are drawn, together with the related subscription agreement, shall be returned by the Depository to the Subscriber. A copy thereof shall be sent to the Issuer.

            4. (a) Subject to subparagraph (b) below, if, on or before the Closing Date, the funds deposited in the Impound Account amount to or exceed $1,500,000 (the "Minimum Subscription"), then the Depository shall pay such funds, and all other funds deposited thereafter, to the Issuer. The Depository shall notify the Administrator in writing upon the release of funds.

                  (b) Notwithstanding anything to the contrary contained herein, prior to the release of any of the funds deposited in the Impound Account, the Issuer shall provide written evidence to Escrow Agent that the Issuer's promoters shall have made an equity contribution equal to or greater than the amounts set forth on

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            Schedule B hereto either by the conversion of outstanding loans into equity or by contribution to the Issuer of new funds as an additional capital contribution.

      5. Upon receipt by the Depository of written notification signed by the Issuer advising that it was unable to sell the Minimum Subscription within the specific offering period, the funds deposited in the Impound Account shall be returned by the Depository to the Subscribers according to the amount each contributed. Total interest, less interest used to satisfy Depository costs and fees, will be divided and returned to subscribers based upon the investment.

      6. If, at any time prior to the disbursement of funds by the Depository as provided in Paragraph 4 or 5 of this Agreement, the Depository is advised by the Administrator that the registration to sell securities of the Issuer has been suspended or revoked, that any condition of its registration permit has not been suspended or revoked, that any condition of its registration permit has not been met or that any provision of the securities laws of the participating states have not been complied with, then the Administrator may direct the Depository not to disburse the proceeds until further notice by the Administrator.

      7. This Impound Agreement shall terminate upon the disbursement of funds pursuant to Paragraphs 4 or 5; provided, however, the Issuer may abandon the public offering. Upon the receipt of a letter from the Issuer stating that the offering has been abandoned, copy to the Administrator, the Depository is authorized to return the monies received hereunder to the subscribers according to the amount each subscriber contributed with interest, less interest used to satisfy Depository costs and fees, and this Agreement shall terminate upon said distribution.

      8. The sole duty of the Depository other than as herein specified, shall be to establish and maintain the Impound Account and receive and hold the funds deposited by the company pursuant to all applicable banking laws and regulations.

      9. The Issuer acknowledges that the Depository is performing the limited function of Depository and that this fact in no way means the Depository has passed in any way upon the merits or qualifications of, or has recommended, or given approval to, any person, security or transaction. A statement to this effect shall be included in the offering circular.

      10. The Administrator may, at any time, inspect the records of the Depository, insofar as they relate to this Agreement, for the purpose of making any determination hereunder or effecting compliance with and conformance to the provisions of this Agreement.

      11. The terms and conditions of this Agreement shall be binding on the heirs, executors and assigns, creditors or transferees, or successors in interest, whether by operation of law or otherwise, of the parties hereto. If, for any reason, the Depository named herein should be unable or unwilling to continue as such


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

            depository, then the Company may substitute, with the consent of the Administrator, another person to serve as Depository.

      IN WITNESS WHEREOF, the parties have executed this Agreement the _______ day of ____________, 2001.


                                            ISSUER: SONICSAVE.COM CORP.

                                            By _________________________________

                                            President


                                            DEPOSITORY: CITIZEN BANK

                                            By _________________________________

                                           Its _________________________________


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

                                                                      SCHEDULE A

PARTICIPATING STATES

Arizona
California
Indiana
Massachusetts
Michigan
Missouri
Oregon
Pennsylvania
Virginia
Washington
Ohio
Minnesota
Tennessee

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                                                                      SCHEDULE B

         Required                             Impound Funds to
Promoter's Equity Investment                     Be Released
----------------------------                     -----------

  (i) $135,000                          (i)    First - $1,500,000

 (ii) $25,000                          (ii)    Next -    $500,000

(iii) $25,000 for each $1,000,000 of Impound funds to be released over $2,000,000 (pro rata for partial amounts.)